Exhibit 99.1

eGain Provides Selected Preliminary Financial Results for the First Quarter of Fiscal Year 2011

Mountain View, Calif. (October 6, 2010) – eGain Communications Corporation (OTC: EGAN.OB), a leading provider of cloud and on-site customer interaction hub software, today announced preliminary financial results for the fiscal quarter ended September 30, 2010.

Q1 Fiscal Year 2011 Selected Preliminary Financial Results

•	The company currently expects to report total revenue between $12.5 million and $13.0 million for the quarter ending September 30, 2010, an increase of 56% to 63% from the comparable year-ago quarter.

•	The company currently expects to report new hosting and license bookings¹ of approximately $7.8 million, an increase of 83% from the comparable year-ago quarter.

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The company currently expects to report earnings from operations between $4.3 million and $4.8 million for the quarter ending September 30, 2010, compared to $1.1 million for the quarter ending September 30, 2009.

These results are based on preliminary information and are subject to change. The company plans to announce final first quarter results on November 9, 2010.

¹We define New Hosting and License Bookings as new contractual commitments (excluding renewals) received by the company for the purchase of product licenses and hosting services. Such contracts are not cancelable for convenience but may be subject to termination by our customers for cause or breach of contract by us. Furthermore, because we offer a hybrid delivery model, the mix of new license and hosting business in a quarter could also have an impact on our revenue in a particular quarter. Due to effects that these trends have on our short-term revenue and profitability, we believe that it is useful to disclose New Hosting and License Bookings detail in this and future financial releases. We use this metric internally to focus management on the productivity of the sales team and period-to-period changes in our core business. Therefore, we believe that this information is meaningful and helpful in allowing individuals to better assess the ongoing nature of our core operations.

About eGain Communications Corporation

eGain (OTCBB: EGAN.OB) is the leading provider of cloud and on-site customer interaction hub software. For over a decade, hundreds of the world’s largest companies have relied on eGain to transform their traditional call centers, help desks, and web customer service operations into multichannel customer interaction hubs (CIHs). Based on the Power of One™, the concept of one unified platform for multichannel customer interaction and knowledge management, eGain solutions improve customer experience, optimize service processes end to end, increase sales, and enhance contact center performance.

Headquartered in Mountain View, California, eGain has operating presence in North America, EMEA and APAC. To learn more about us, visit www.eGain.com or call our offices: +1-800-821-4358 (US), +44-(0)-1753-464646 (EMEA), or +91-(0)-20-6608-9200 (APAC). Also, follow us on Twitter at http://twitter.com/egain and Facebook at http://facebook.com/egain.

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Cautionary Note Regarding Forward-Looking Statements

All statements in this release that involve eGain’s forecasts (including the above stated guidance), beliefs, projections, expectations, including but not limited to our financial performance, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on information available to eGain at the time of this release, are not guarantees of future results; rather, they are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in this release. These risks include, but are not limited to, the uncertainty of demand for eGain products, including our guidance regarding bookings and revenue; our ability to invest resources to improve our products and continue to innovate; the anticipated customer benefits from our products; our partnership with Cisco; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K filed on September 23, 2010, and the Company’s quarterly reports on Form 10-Q. eGain assumes no obligation to update these forward-looking statements.

Note: eGain is a registered trademark, and the other eGain product and service names appearing in this release are trademarks or service marks, of eGain Communications Corporation. All other company names and products are trademarks or registered trademarks of their respective companies.

Company Contact: Jamie Abayan 650-230-7532 PR@eGain.com	Investor Contact: IRegain@eGain.com